Exhibit 99.1

Bakkt Announces Leadership Transition

Current board member Andy Main to become CEO; Gavin Michael stepping down

Gavin Michael to serve in an advisory role through March 2025

Company reschedules fourth quarter and full year 2023 financial results conference call to Monday, March 25, 2024.

Bakkt Holdings, Inc. (NYSE: BKKT) today announced that Andy Main has been appointed President and Chief Executive Officer, effective March 26, 2024. He will succeed Gavin Michael, who is stepping down to pursue other opportunities. Michael will serve in an advisory role through March 2025 to assist in the leadership transition and advise the Board and executive team on strategic matters.

Andy Main has served on Bakkt’s Board of Directors since its public listing in 2021 and is deeply familiar with Bakkt’s business, having advised and mentored the marketing and sales organizations over the last year. He is well-versed in the company’s opportunities and understands how to deliver the unique benefits of crypto to Bakkt’s diverse set of clients and partners. In addition, Main brings decades of strategic leadership experience to Bakkt. As the former CEO of Ogilvy, he transformed a lagging business into the world’s leading creative agency in only two years, well ahead of market expectations. Before Ogilvy, Main led Deloitte Digital and scaled it into a multi-billion dollar global business.

Michael provided critical leadership during major company milestones, including Bakkt’s public listing in 2021, relaunching our institutional custody solution, landing critical partnerships, and closing and integrating the strategic acquisition of Apex Crypto.

Sean Collins, Chairman of the Board, said, “Over the course of his career, Andy has been at the forefront of technology–specifically, how to commercialize the latest technology innovations for some of the largest, most influential companies in the world. He is a proven company builder and change agent, and will bring his relentless focus on shareholder value creation to Bakkt.”

Gavin Michael, current President and Chief Executive Officer, said, “Andy has the expertise to lead the company forward from this inflection point, with a focus on broadening our institutional crypto capabilities, growing our client base, expanding internationally, and driving towards adjusted EBITDA breakeven.”

Andy Main, appointed Chief Executive Officer said, “We are grateful for Gavin’s many contributions to the company during his tenure, and we wish him success in his next chapter.”

Reschedules Conference Call to Discuss Financial Results

In connection with Main’s appointment, the company is rescheduling its fourth quarter and full year 2023 financial results announcement and conference call to Monday, March 25, 2024 at 5:00 p.m. ET. Attendance information is unchanged from what was provided in our February 27, 2024 press release.

Main continued, “I look forward to sharing my plans for enhancing shareholder value on our upcoming earnings call. With the proceeds from our recent capital raise, and our plans to reduce cash expenses—primarily from legal entity integration, which was approved by NYDFS today—and related cost savings, we believe we have alleviated the conditions that raised substantial doubt about our ability to continue as a going concern.

“Separately, I will also discuss how we plan to further build upon the company’s strong product foundation and scaling the business with a focus on efficient execution. Bakkt is well-positioned to capitalize on the market opportunity in crypto,” concluded Main.

About Bakkt

Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade custody, trading, and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.

Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | X (Formerly Twitter) @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Bakkt’s ability to continue as a going concern, Bakkt’s expectations relating to the launch of new products or in new markets and Bakkt’s ability to generate revenues from any such initiatives, Bakkt’s ability to continue operating its business as expected and achieve its business objectives, and Bakkt’s ability to scale its business and move towards profitability, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: Bakkt’s ability to continue as a going concern; Bakkt’s ability to raise additional capital on acceptable terms or at all; Bakkt’s ability to grow and manage growth profitably; changes in Bakkt’s business strategy; changes in the market in which Bakkt competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that Bakkt targets; disruptions in the crypto market that subject Bakkt to additional risks, including the risk that banks may not provide banking services to Bakkt; the possibility that Bakkt may be adversely affected by other economic, business, and/or competitive factors; the inability to launch new services and products or to profitably expand into new markets and services; the inability to execute Bakkt’s growth strategies, including identifying and executing acquisitions and Bakkt’s initiatives to add new clients; Bakkt’s failure to comply with extensive government regulation, oversight, licensure and appraisals; uncertain regulatory regime governing blockchain technologies and crypto; the inability to maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to Bakkt’s data security; the impact of any goodwill or other intangible assets impairments on Bakkt’s operating results; the impact of any pandemics or other public health emergencies; Bakkt’s inability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in Bakkt’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

Investor Relations

Ann DeVries, Head of Investor Relations

Ann.DeVries@bakkt.com

Media

media@bakkt.com

Source: Bakkt Holdings, Inc.